EXHIBIT 99.1

Latest Issue of 30DC Investor Relations Magazine

Showcases Client Successes Creating Digital Products

New York, NY, February 5, 2015, 30DC, Inc. (OTCQB: TDCH), today announced the release of the latest issue of 30DC Investor Relations magazine, which is available on Apple Newsstand and Google Play. The current issue focuses on successes 30DC clients have achieved creating and marketing digital information products using 30DC's platforms and tools.

Nathan Chan, the 26-year-old entrepreneur who created Foundr magazine, is the cover story.Targeted at young entrepreneurs, Foundr deconstructs how the world's greatest business people have achieved their goals. Mr. Chan says, "I developed Foundr using the MagCast digital publishing platform, and 30DC's Digital Publishing Blueprint course gave me invaluable advice about how to develop, launch and market a digital subscription magazine." Mr. Chan adds that he had "no prior knowledge about digital marketing, publishing, apps, editorial or design, and a very small budget [prior to creating and launching Foundr using MagCast]."

Since its initial launch in March of 2013, Foundr has achieved a readership of over 100,000, consistently ranking as one of the top five digital magazines in the Business & Investing category of Apple Newsstand. "One of the drivers of Foundr's expanding readership," says Mr. Chan, " is that that I have been able to use the visibility of a digital magazine available on Apple Newsstand and now Google Play to gain interviews with prominent entrepreneurs such as Richard Branson and Arianna Huffington."

MagCast enables content marketers with little or no publishing experience to quickly achieve influence and leadership in their chosen niches. Over 1,800 "indie publishers" have launched digital magazines on MagCast. The vast majority, such as Foundr, were developed as original publications rather than digital replicas of existing print magazines.

Also in this issue of 30DC Investor Relations is a Side Hustle Show podcast interview of Meron Bareket titled How to Create, Launch and Sell Your Own Digital Magazine. Mr. Bareket publishes Inspiring Innovation magazine on MagCast. "I love it [digital subscription publications] because it's a perfect example of the time-leveraged business; each incremental copy you sell costs you nothing to produce," says Mr. Bareket. In this podcast, Mr. Bareket discusses optimizing time and money through outsourcing and systemization, his subscription business model, marketing your digital magazine including app store optimization and his top four tips for entrepreneurs.

30DC CEO Ed Dale is featured in a WP Elevation podcast interview, where he discusses the importance for marketers to build lists by delivering valuable content to readers. Elsewhere in the issue, he discusses how content marketers and investors may benefit from the Apple App Store and Google Play economies.
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About 30DC, Inc.

30DC produces tools and platform for individuals, companies and consultants to easily create original digital content for either sale or internal communications purposes without the need for coding or design skills. 30DC also provides the latest ecommerce tools and training to sell subscriptions, create membership sites and sell courses and products. 30DC is known for its training expertise and ability to turn publishing and ecommerce amateurs into professionals.For addition information on 30DC, please download a corporate fact sheet: http://30dcinc.com/investors/news.

30DC Investor Relations Magazine

30DC Investor Relations Magazine is a free publication available in the Google Play Store and on Apple Newsstand by subscription only. The latest issue can be downloaded now via the following links:

Google:

https://play.google.com/store/apps/details?id=com.bdidfeidjj.ibbbdidfeidjj

Apple Newsstand:

https://itunes.apple.com/us/app/30dcir-mag/id737655178?mt=8

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for growth, profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional information:
Greg Laborde. 30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com